UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 11, 2009

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32331	42-1638663

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

(Address of Principal Executive Offices)

(410) 689-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Foundation Coal Holdings, Inc., a Delaware corporation (the “Foundation”) and Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 11, 2009. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Foundation and Alpha will merge (the “Merger”), and the surviving corporation of the Merger (the “Surviving Corporation”) will be named Alpha Natural Resources, Inc. The Merger Agreement has been approved by the Boards of Directors of Foundation and Alpha.

As a result of the Merger, each issued and outstanding share of common stock, par value $0.01, of Foundation, other than any shares owned by Alpha, will automatically be converted into the right to receive 1.0840 (the “Exchange Ratio”) shares of common stock, par value $0.01, of the Surviving Corporation (the “Foundation Merger Consideration”), and each issued and outstanding share of common stock, par value $0.01, of Alpha, other than any shares owned by Foundation, will automatically become one share of common stock of the Surviving Corporation (the “Alpha Merger Consideration”). Immediately following the Merger, Alpha’s stockholders will own approximately 59% of the Surviving Corporation’s common stock and Foundation’s stockholders will own approximately 41% of the Surviving Corporation’s common stock. All currently issued and outstanding options to purchase Foundation common stock will vest and be converted into vested options to purchase Surviving Corporation common stock, with adjustments to reflect the Exchange Ratio, and all outstanding options to purchase Alpha common stock will be converted into options to purchase Surviving Corporation common stock, without adjustment. Other outstanding equity-based awards of Foundation will either vest and be converted into the right to receive the Foundation Merger Consideration or be converted into vested and unvested awards with respect to Surviving Corporation common stock, as applicable. Other outstanding equity-based awards of Alpha will be converted into awards with respect to Surviving Corporation common stock. No fractional shares of Surviving Corporation common stock will be issued in the Merger, and Foundation’s stockholders will receive cash in lieu of fractional shares, if any, of Foundation common stock. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to the Merger Agreement, at the closing of the Merger, the Board of Directors of the Surviving Corporation will be comprised of 10 members, six of which will be current members of the Alpha board and four (three of whom independent) of which will be current members of the Foundation board. Upon the closing of the Merger, the Board of Directors of the Surviving Corporation will elect Michael J. Quillen as Chairman of the Board, Kevin S. Crutchfield as Chief Executive Officer and Kurt D. Kost as President. The headquarters of the Surviving Corporation will be in Abingdon, Virginia and for at least 18 months following the closing of the Merger the current offices of Foundation will be maintained at the location of its current headquarters in Linthicum Heights, Maryland.

The consummation of the Merger is subject to certain conditions, including (i) approval of the Merger by stockholders of each of Foundation and Alpha, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) authorization for listing on the New York Stock Exchange of the shares of Surviving Corporation common stock issuable in connection with the Merger, (iv) declaration of effectiveness by the Securities and Exchange Commission of the Registration Statement on Form S-4 to be filed by Foundation, (v) absence of any injunction or legal restraint prohibiting the Merger and absence of any legal proceeding by a governmental entity seeking to enjoin, restrain or prohibit the Merger and (vi) subject to certain materiality exceptions, the accuracy of the respective representations and warranties of Foundation and Alpha and compliance by Foundation and Alpha with their respective obligations under the Merger Agreement. The closing of the Merger is not subject to the receipt of financing or receipt of any consent from lenders or bondholders of either Foundation or Alpha.

Foundation and Alpha have made customary and reciprocal representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct their respective operations in all material respects according to their ordinary and usual course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not engage in certain kinds of transactions during such period, (iii) convene and hold meetings of their respective stockholders to consider and vote upon the adoption of the Merger Agreement, (iv) subject to certain exceptions, include the recommendation of their respective Boards of Directors in favor of such adoption of the Merger Agreement in the joint proxy statement/prospectus to be mailed to stockholders and (v) not to initiate, solicit or knowingly encourage inquiries, proposals or offers relating to alternative acquisition proposals or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto.

The Merger Agreement contains certain customary and reciprocal termination rights for the parties, including the right of each party to terminate the Merger Agreement to enter into a written definitive agreement for a “Superior Proposal,” and provides that, upon termination of the Merger Agreement for such reason and in other specified circumstances, Foundation may be required to pay Alpha a termination fee of $53,100,000, or Alpha may be required to pay Foundation a termination fee of $75,400,000.

In connection with the Merger, on May 11, 2009, Foundation and Alpha entered into letter agreements (the “Consent Agreements”) with Bank of America, N.A., Union Bank, N.A., UBS Loan Finance LLC, National City Bank, Citicorp North America, Inc. and PNC Bank, National Association, each of whom is a lender under Foundation’s existing Credit Agreement, dated as of July 30, 2004, as amended and restated as of July 7, 2006, by and among Foundation Coal Corporation and Foundation PA Coal Company, LLC (the “Foundation Credit Agreement”). Pursuant to and subject to the terms and conditions of the Consent Agreements, such lenders have consented to an amendment to the Foundation Credit Agreement, providing, among other things, for the inclusion of Alpha and its subsidiaries as parties to and guarantors under the Foundation Credit Agreement. The amendment to the Foundation Credit Agreement will become effective subject to the receipt of consents from lenders having more than 50% of the loans and commitments under the Foundation Credit Agreement and is conditioned upon the closing of the Merger. The closing of the Merger is not conditioned on the effectiveness of the amendment to the Foundation Credit Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Foundation, Alpha or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Foundation, Alpha or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Information set forth in this report contains forward-looking statements, which involve a number of risks and uncertainties. Alpha and Foundation caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Foundation, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Foundation stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Alpha’s and Foundation’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site http://www.sec.gov. Alpha and Foundation disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed merger, Alpha and Foundation will be filing documents with the SEC, including the filing by Foundation of a registration statement on Form S-4. The registration statement will include a joint proxy statement/prospectus regarding the proposed merger which will be mailed to Foundation and Alpha stockholders. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). Free copies may also be obtained by accessing Foundation’s website (www.foundationcoal.com) under “Investors/Financial Information & SEC Filings” or Alpha’s website (www.alphanr.com) under “Investor Relations/SEC Filings”, or by directing a request to Foundation at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland 21090, Attn: Investor Relations or to Alpha at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations.

Participants in Solicitation

Alpha, Foundation and their respective directors, executive officers and other certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger. You can find information about Alpha’s and Foundation’s directors and executive officers in their respective definitive proxy statements filed with the SEC on April 3, 2009. Additional information regarding these participants and other persons who may be deemed participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC when they become available. You can obtain free copies of these documents from Alpha or Foundation using the contact information above.

Item 8.01.    Other Events.

On May 12, 2009, Foundation (i) issued a joint press release with Alpha, (ii) made a joint investor presentation with Alpha and (iii) distributed a letter to employees regarding the matters described in Item 1.01 of this Current Report on Form 8-K. Copies of the press release, investor presentation, related transcript and letter to employees are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 11, 2009, between Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc.
99.1	Joint Press Release of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc., dated May 12, 2009
99.2	Joint Investor Presentation of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc., dated May 12, 2009
99.3	Transcript of Joint Investor Presentation of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc., dated May 12, 2009
99.4	Letter to Employees distributed by Foundation Coal Holdings, Inc. on May 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOUNDATION COAL HOLDINGS, INC.

	By:	/s/ Frank J. Wood

	Name:	Frank J. Wood
	Title:	Senior Vice President and Chief Financial Officer

DATE: May 12, 2009

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of May 11, 2009, between Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc.
99.1	Joint Press Release of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc., dated May 12, 2009
99.2	Joint Investor Presentation of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc., dated May 12, 2009
99.3	Transcript of Joint Investor Presentation of Foundation Coal Holdings, Inc. and Alpha Natural Resources, Inc., dated May 12, 2009
99.4	Letter to Employees distributed by Foundation Coal Holdings, Inc. on May 12, 2009